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                                  EXHIBIT 21.1
                              LIST OF SUBSIDIARIES

                                                                STATE OF
NAME                                                           FORMATION
----                                                           ---------
Atlas Plumbing & Mechanical, LLC............................   Delaware
AMPAM Corporate Services, LP................................   Delaware
AMPAM Holdings, LLC.........................................   Delaware
AMPAM Management Company, Inc. .............................   Delaware
AMPAM Partners, LLC.........................................   Delaware
AMPAM Services, Inc. .......................................   Delaware
Christianson Enterprises, LP................................   Delaware
Franklin Fire Sprinkler Company.............................   Ohio
J.A. Croson Company.........................................   Ohio
J.A. Croson Company of Florida..............................   Florida
Keith Riggs Plumbing, Inc. .................................   Arizona
Miller Mechanical Contractors, Inc. ........................   Georgia
Nelson Mechanical Contractors, Inc. ........................   Florida
Parks Mechanical Construction Corporation...................   Delaware
Power Plumbing, LP..........................................   Delaware
R.C.R. Plumbing, Inc. ......................................   California
Sherwood Mechanical, Inc. ..................................   California
Teepe's River City Mechanical, Inc. ........................   Ohio